As filed with the Securities and Exchange Commission on__________, 2009
Registration No. 333-155552

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A11

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Educators Academic Journal, Inc.
(Name of registrant in its charter)

Nevada	2721	26-2538377
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

Educators Academic Journal, Inc.
9811 West Charleston Blvd., #111
Las Vegas, NV 89117
 (702)  553-1007
(Address and telephone number of principal executive offices and principal place of business)

Educators Academic Journal, Inc.
9811 West Charleston Blvd., #111
Las Vegas, NV 89117
(702) 553-1007
(Name, address and telephone number for agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [   ]

Indicate by the check mark whether the registrant is a large accelerated filer, and accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

(Check one):

Larger accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [ ]	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price 1	Amount of Registration Fee 1

Common stock	12,000,000 (2)	$0.02	$240,000	$9.43
	500,000 (3)	$0.02	$10,000	$0.39

(1) Estimated solely for purposed of calculating the registration fee under Rule 457(a).
(2) Existing Shareholders
(3) Direct Public Offering

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such dates as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

Educators Academic Journal, Inc.
12,500,000 Shares of Common Stock at $0.02 per Share

This is our initial public offering. Our securities are not listed on any national securities exchange or the Nasdaq Stock market.

Our existing shareholders are offering for sale, 12,000,000 shares of common stock. In addition, we are offering a total of 500,000 shares of our common stock in a direct public offering, without any involvement of underwriters or broker-dealers in an all or nothing offering. The offering price is $0.02 per share for both newly issued shares and those being sold by current shareholders. This offering will terminate 180 days from the effective date of this prospectus, or an additional 90 days if extended, although we may close the offering on any date prior if the offering is fully subscribed. The sale of shares by the selling shareholders may continue past the expiration of the  offering but such shares must be sold at the price of $0.02 during the term of this offering. In the event that 500,000 shares are not sold within 180 days from the effective date of this prospectus, at our sole discretion, we may extend the offering for an additional 90 days. In the event that 500,000 shares are not sold within 180 days from the effective date of this prospectus, or within the additional 90 days if extended, all money received by us will be promptly returned to each subscriber without interest or deduction of any kind. If 500,000 shares are sold within 180 days from the effective date of this prospectus, or within the additional 90 days, if extended, all money received by us will be retrieved by us and there will be no refund. The funds will be maintained in a separate bank account at Bank of America, N.A. until we receive $10,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this prospectus. This account is not an escrow, trust or similar account. Your subscription will only be deposited in a separate bank account under our name. In the event you are entitled to a refund, future actions by creditors in the subscription period could preclude or delay us in refunding your money because we do not have any escrow, trust or similar account.

Andrew R. Nixon, our sole officer and director, will market our common stock and offer and sell the securities on our behalf. This is a best efforts direct participation offering that will not utilize broker-dealers. Mr. Nixon will not receive any compensation for his role in selling shares in the offering.

Investing in our common stock involves risks. See "Risk Factors" starting at page 2.

Offering Price Per Share	Offering Expenses(1)	Proceeds to Educators Academic Journal, Inc.
$ 0.02	$0.006	$0.014

Offering:	$10,000	$3,000	$7,000

(1)	These offering expenses do not include any underwriting discounts or commissions. There are no underwriting discounts or commissions to be paid in connection with this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________ 2009.

Until _______, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

The following prospectus summary is qualified in its entirety by, and should read in conjunction with, the more detailed information and our Financial Statements and Notes thereto appearing elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus carefully.

Educators Academic Journal, Inc.

We are a development stage company. The Company is a refereed educational journal for the advancement of education, to be published monthly.

Definition: A refereed journal is one that has an editorial board that reviews or “referees” each submission for publication. The editorial board checks facts, reviews content, does minor editing, and determines whether or not the submission should be published in the journal.

Purpose of journal: The journal will be a non-technical compolation of topics of interest to educators of public and private schools teaching students in grades K though post-Doctorate.

Clients will pay a subscription fee for access to our journal via the Internet.

The Journal will seek submissions from educators, not necessarily scientists. Therefore submissions will generally be non-technical in the sense that they will not necessarily be publications of empirical research.

We are a company without revenues or operations; we have minimal assets, and have incurred losses since inception. Our auditors have issued a going concern opinion regarding our  ability to continue in business.  We have incurred a loss since inception in the amount of $17,332. We will not be able to generate revenues until our subscription website is functional, which is dependent upon us raising a minimum of $10,000 pursuant to this offering.

Our principal executive office is located at 9811 West Charleston Blvd. #111, Las Vegas, NV 89117 and our telephone number is (702) 553-1007. We were formed under the laws of the State of Nevada on October 9, 2008.

The terms "Journal" "we," "us" and "our" as used in this prospectus refer to Educators Academic Journal, Inc.

The Offering

The following is a brief summary of the offering:

Securities being offered:	12,000,000 shares of common stock being held by current shareholders and a minimum of 500,000 shares of newly issued common shares par value $0.001 per share in an all or nothing offering.

Offering price per share:	$0.02 per share

Offering period:	The shares are being offered for a period of 180 days, or an additional 90 days if extended by us, although we may close the offering on any date prior if the offering is fully subscribed.

Net proceeds to us:	$7,000 (net proceeds of $10,000) less offering expenses of $3,000

Person making the determination	Andrew R. Nixon, our sole officer and director whether the offering conditions are satisfied:

Use of proceeds:	We will use the proceeds to pay administrative expenses, the Implementation of our business plan, and working capital.

Number of shares outstanding before the offering:	12,000,000

Number of shares outstanding after the offering if all of the shares are sold:	12,500,000

Selected Financial Data

The following information summarizes the more complete historical financial information at the end of this prospectus.

	Period from
	Oct. 9, 2008
	(date of inception)
	to Dec. 31, 2008	March 31, 2009
	(Audited)	(Unaudited)
Balance Sheet
Total Assets	$2,904	$2,668
Total Liabilities	$0	$0
Stockholders Equity	$2,904	$2,668

	Period from
	Oct. 9, 2008	Three Months
	(date of inception)	Ended
	to Dec. 31, 2008	March 31, 2009
	(Audited)	(Unaudited)
Income Statement
Revenue	$0	$0
Total Expenses	$17,096	$235
Net Income (Loss)	$(17,096)	$(235)

RISK FACTORS

Any investment in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below, and all other information contained in this prospectus, before you decide whether to purchase our common stock. The occurrence of any of the following risk factors could harm our business. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also become important factors that may harm our business. You may lose part or all of your investment due to any of these risks or uncertainties.

Risks Relating to Educators Academic Journal, Inc.

Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations in which case you could lose your investment.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next 12 months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

We lack an operating history and have losses that we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we will cease operations and you will lose your investment.

We were incorporated on October 9, 2008 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss from inception through March 31, 2009 is $(17,332).

Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

•	completion of this offering;

•	our ability to develop and continually update a functional, user-friendly subscription website;

•
our ability to procure and maintain on commercially reasonable terms relationships with third parties to develop and maintain our subscription website, network infrastructure, and transaction processing systems;

•	our ability to identify and pursue mediums through which we will be able to market our products;

•	our ability to attract customers to our subscription website;

•	our ability to generate revenues through subscriptions on our subscription website; and

•	our ability to manage growth by managing administrative overhead.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause you to lose your investment.

We may be unable to continue paying the costs of being public.

The costs of being a public company may be substantial and the company may not be able to absorb the costs of being a public company which may cause the company to cease being public in the future or require additional fundraising in order to remain in business. The Company estimates that in the future its costs for legal and accounting at $2,500 per year for the first fiscal year and increase over time.

Investors will experience immediate substantial dilution.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing shareholders.

As of  March 31, 2009, the net tangible book value of our shares of common stock was $2,688 or approximately $0.000241 per share based upon 12,000,000 shares outstanding.

Upon completion of this offering, the net tangible book value of the12,500,000 shares to be outstanding, will be $12,688 or approximately $0.00103 per share. The net tangible book value of the shares held by our existing shareholders will be increased by $0.000761 per share without any additional investment on their part. You will incur an immediate dilution of $0.019 per share.

We may be unable to protect the intellectual property rights that we have.

Andrew R. Nixon, our sole officer and director, developed the concepts behind the business plan. Mr. Nixon assigned any rights that he may have had in that line to us. While Mr. Nixon did not believe that subscription website plan infringed on the intellectual property rights of third parties, Mr. Nixon did not take any steps such as copyright or trademark protection to protect his rights, nor did he conduct any investigation to see if the subscription website plan infringed on the intellectual property rights of third parties. We have not conducted any investigation to see if the subscription website plan infringes on the intellectual property rights of others. We have also not taken any further steps to protect our intellectual property rights in the subscription website design nor do we intend to do so until after we receive the proceeds from the offering and start our operations.

Mr. Nixon is under no contractual obligation to Journal to continue to develop new web designs not is he under any contractual obligation to assign his any rights in any new lines to Journal. We do not intend to use any person other than Mr. Nixon as a source of concepts for new lines to offer on our subscription website.

We intend to rely on a combination of copyright, trademark and trade secret protection and non-disclosure agreements with employees and third-party service providers to establish and protect the intellectual property rights that we have in the material we publish and distribute. There can be no assurance that our competitors will not independently develop products that are substantially equivalent or superior to ours. There also can be no assurance that the measures we adopt to protect our intellectual property rights will be adequate to do so. The ability of our competitors to develop products or other intellectual property rights equivalent or superior to ours or that our inability to enforce our intellectual property rights, could have a material adverse affect our results of operation.

Though we do not believe that our Journal and any of the subscription web designs will infringe on the intellectual property rights of third parties in any material respect, there can be no assurance that third parties will not claim infringement by us with respect to the designs. Any such claim, with or without merit, could be time-consuming, result in costly litigation, cause product shipment delays or require us to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to us or at all, which could have a material adverse effect on our business, results of operations and financial condition.

In an effort to protect the intellectual property rights of those who submit manuscripts for publication, submitters whose manuscripts are being considered for publication will be required to complete a form that addresses the issue of intellectual property rights. The form will require information including a statement that all research is original and otherwise unencumbered. The form will ask that any submissions of the submitted manuscript to other publications be listed, the disposition of those other submissions (i.e. whether or not they have been published), and if the manuscript has been previously published or copyrighted it will be incumbent upon the submitter to provide permission to have the manuscript republished in Educators Academic Journal. The form will include a discussion of copyright law as indicated below:

Educators Academic Journal will copyright each of its editions. Copyright is the right to prevent others from copying a work of authorship. "Copyright protection subsists . . . in original works of authorship fixed in any tangible medium of expression." 17 U.S.C. §102(a) (emphasis added). To be "original" a work must have been independently created by the author (not copied from a previous work) and must exhibit some minimal degree of creativity. A work is "fixed" if it is in a sufficiently permanent, tangible medium from which the work "can be perceived, reproduced, or otherwise communicated." Id.

The owner of a copyright enjoys a number of exclusive rights. The Copyright Act enumerates the following:

•	The right "to reproduce the copyrighted work."

•	The right "to prepare derivative works based upon the copyrighted work."

•	The right "to perform the copyrighted work publicly."

•	The right "to display the copyrighted work publicly."

Changing consumer preferences will require periodic product introduction.

As a result of changing consumer preferences, many Journals and subscription websites are successfully marketed for a limited period of time. There can be no assurance that any of our sites will continue to be popular for a period of time. Our success will be dependent upon our ability to publish our Journal and to develop new and improved subscription websites and product lines. Our failure to sustain market acceptance and to produce acceptable margins could have a material adverse effect on our financial condition and results of operations.

We face intense competition and our inability to successfully compete with our competitors will have a material adverse effect on our results of operation.

The Journal industry is highly competitive.  Many of our competitors have longer operating histories, greater brand recognition, broader product lines and greater financial resources and advertising budgets than we do. Many of our competitors offer similar products or alternatives to our products. We intend to rely solely on concepts and other intellectual property developed by Andrew R. Nixon, our sole officer and director. There can be no assurance that we will procure an on-line retail market that will be available to support our operation or allow us to seek expansion. There can be no assurance that we will be able to compete effectively in this marketplace.

Intellectual property claims against us can be costly and could impair our business. Other parties may assert infringement or unfair competition claims against us. We cannot predict whether third parties will assert claims of infringement against us, or whether any future assertions or prosecutions will harm our business. If we are forced to defend against any such claims, whether they are with or without merit or are determined in our favor, then we may face costly litigation, diversion of technical and management personnel, or product shipment delays. As a result of such a dispute, we may have to develop non-infringing technology or enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may be unavailable on terms acceptable to us, or at all. If there is a successful claim of product infringement against us and we are unable to develop non-infringing technology or license the infringed or similar technology on a timely basis, it could impair our business.

If we do not attract subscribers from our subscription website and other media on cost-effective terms, or advertisers for our journal, we will not make a profit, which ultimately will result in a cessation of operations.

Our success depends on our ability to attract retail customers to our Journal on cost-effective terms. Our strategy to attract customers via our subscription website, which has not been formalized or implemented, includes viral marketing, the practice of generating "buzz" among Internet users in our products through the developing and maintaining weblogs or "blogs", online journals that are updated frequently and available to the public, postings on online communities such as Yahoo!(R) Groups and amateur subscription websites such as YouTube.com, and other methods of getting Internet users to refer others to our subscription website by e-mail or word of mouth; search engine optimization, marketing our subscription website via search engines by purchasing sponsored placement in search results; and entering into affiliate marketing relationships with subscription website providers to increase our access to Internet consumers. We expect to rely on viral marketing as the primary source of traffic to our subscription website, with search engine optimization and affiliate marketing as secondary sources. Our marketing strategy may not be enough to attract sufficient traffic to our subscription website. If we are unsuccessful at attracting a sufficient amount of traffic to our subscription website, our ability to get customers and our financial condition will be harmed.

To date we do not have any customers. We cannot guarantee that we will ever have any customers. Even if we obtain customers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations.

We will be dependent on third parties to develop and maintain our subscription website, network infrastructure, and transaction processing systems; design (based on concepts developed by our sole officer and director); and fulfill a number of customer service and other retail functions. If such parties are unwilling or unable to continue providing these services, our business could be severely harmed.

We will rely on third parties to develop and maintain our subscription website, network infrastructure, and transaction processing systems; design (based on concepts developed by Andrew R. Nixon, our sole officer and director) To date we have not entered into any formal relationship with any third parties to provide these services. Our success will depend on our ability to build and maintain relationships with such third party service providers on commercially reasonable terms. If we are unable to build and maintain such relationships on commercially reasonable terms, we will have to suspend or cease operations. Even if we are able to build and maintain such relationships, if these parties are unable to deliver products on a timely basis, our customers could become dissatisfied and decline to make future purchases. If our customers become dissatisfied with the services provided by these third parties, our reputation and the Journal brand could suffer.

We will depend on some third-party delivery services to deliver our products to our customers on a timely and consistent basis.

Our operating results will depend on our subscription website, network infrastructure, and transaction processing systems. Capacity restraints or systems failures would harm our business, results of operations and financial condition.

We have not fully developed our subscription website, network infrastructure, and transaction processing systems, and we intend to use the proceeds from this offering to do so as described in the "Use of Proceeds" section of this prospectus. We will have to suspend or cease operations if we are unable to develop our subscription website, network infrastructure, and transaction processing systems.

If we are able to develop our subscription website, network infrastructure, and transaction processing systems, any systems interruptions that result in the unavailability of our subscription website or reduced performance of our transaction systems would reduce our transaction volume and the attractiveness of our services and would seriously harm our business, operating results, and financial condition. Our transaction processing systems and network infrastructure may be unable to accommodate increases in traffic to our subscription website. We may be unable to project accurately the rate or timing of traffic increases or successfully upgrade our systems and infrastructure to accommodate future traffic levels on our subscription website. In addition, we may be unable to upgrade or expand our transaction processing systems in an affective and timely manner or to integrate any newly developed or purchased functionality with our then existing systems. Any inability to do so may cause unanticipated system disruptions, slower response times, and degradation in levels of customer service, impaired quality and speed of order fulfillment or delays in reporting accurate financial information.

We are solely dependent upon the funds to be raised in this offering to initiate our operations, the proceeds of which may be insufficient to achieve revenues. If we need additional funds and can't raise them we will have to terminate our operations.

We have not started our business operations. We need the proceeds from this offering to start our operations. If $10,000 is raised, this amount will enable us, after paying the expenses of this offering, to operate for six months . If we need additional funds and can't raise the money, we will have to cease operations.

If we do not make a profit, we may have to suspend or cease operations.

Because we are small and do not have much capital, we must limit the marketing of our subscription website. The subscription website is how we will generate revenue. Because we will be limiting our marketing activities, we may not be able to attract enough suppliers and customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

Because our sole officer and director, Andrew R. Nixon, will only be devoting limited time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of operations. This activity could prevent us from developing subscription websites and attracting customers and result in a lack of revenues that may cause us to suspend or cease operations.

Our sole officer and director, Andrew R. Nixon, will only be devoting limited time to our operations. Mr. Nixon will be devoting approximately 15 hours per week of his time to our operations. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

Our Sole Officer and Director does not have prior experience in Online Marketing.

Because our sole officer and director does not have prior experience in online marketing, we may have to hire additional experienced personnel to assist us with our operations. The company is dependent upon developing and hiring expertise in items such as online ads, email blasts and banners along with the tracking and analyzing of results therefrom. If we need the additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend operations or cease operations.  As the result of Mr. Nixon’s lack of experience in online marketing Educators Academic Journal Inc may have difficulty establishing a sufficiently large data base.

Our Sole Officer and Director does not have prior experience in financial accounting.

Mr. Nixon has been a career educator and part time entrepreneur. As such his experience in financial accounting as it pertains to the Securities Act of 1934 is in passing at best. He has not taken accounting classes that have included such topics, nor has he been required by his employers to have such knowledge.

Because our sole officer and director does not have prior experience in financial accounting and the preparation of reports under the Securities Act of 1934, we may have to hire additional experienced personnel to assist us with the preparation thereof. The company will need to file quarterly reports, annual reports and material change reports.  Our officer and director may not have the depth of accounting or legal expertise required for completion of these reports. If we need the additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend operations or cease operations entirely and you could lose your investment.

Because we have only one officer and director who is responsible for our managerial and organizational structure, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us.

Mr. Nixon is also a selling shareholder in this offering.

We have only one officer and director. He is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When these controls are implemented, he will be responsible for the administration of the controls. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities and Exchange Commission.

We are completely dependent on our sole officer and director to guide our initial operations, initiate our plan of operations, and provide financial support. If we lose his services we will have to cease operations.

Our success will depend entirely on the ability and resources of Mr. Nixon, our sole officer and director. If we lose the services or financial support of Mr. Nixon, we will cease operations. Presently, Mr. Nixon is committed to providing his time and financial resources to us. However, Mr. Nixon does engage in other activities and only devotes and will devote a limited amount of time to our operations.

Risks Relating to the Internet Industry

Our success is tied to the continued use of the Internet and the adequacy of the Internet infrastructure.

Our future revenues and profits, if any, substantially depend upon the continued widespread use of the Internet as an effective medium of business and communication.

Factors which could reduce the widespread use of the Internet include:

•	actual or perceived lack of security of information or privacy protection;

•	possible disruptions, computer viruses or other damage to the Internet servers or to users' computers; and

•	excessive governmental regulation.

Customers may be unwilling to use the Internet to purchase subscriptions.

Our future depends heavily upon the general public's willingness to use the Internet as a means to purchase subscriptions. The demand for and acceptance of subscriptions sold over the Internet are highly uncertain, and most e-commerce businesses have a short track record. If consumers are unwilling to use the Internet to conduct business, our business may not develop profitably.

Our relationships with our customers may be adversely affected if the security measures that we use to protect their personal information, such as credit card numbers, are ineffective.

Any breach in our subscription website security could expose us to a risk of loss or litigation and possible liability. We anticipate that we will rely on encryption and authentication technology licensed from third parties to provide secure transmission of confidential information. As a result of advances in computer capabilities, new discoveries in the field of cryptography or other developments, a compromise or breach of our security precautions may occur. A compromise in our proposed security could severely harm our business. A party who is able to circumvent our proposed security measures could misappropriate proprietary information, including customer credit card information, or cause interruptions in the operation of our subscription website. We may be required to spend significant funds and other resources to protect against the threat of security breaches or to alleviate problems caused by these breaches. However, protection may not be available at a reasonable price, or at all. Concerns regarding the security of e-commerce and the privacy of users may also inhibit the growth of the Internet as a means of conducting commercial transactions.

Because we will rely primarily on on-line credit card payment for our services, we will risk fraudulent credit card transactions; a failure to adequately control such transactions would harm our net sales and results of operations because we do not intend to carry insurance against this risk. We intend to utilize technology to help us detect the fraudulent use of credit card information. Nonetheless, we may suffer losses as a result of orders placed with fraudulent credit card data, even though the associated financial institution approved payment of the orders. Under current credit card practices, we will be liable for fraudulent credit card transactions because we do not intend to obtain a cardholder's signature. Because we have no operating history, we cannot predict our future levels of bad-debt expense.

If one or more states successfully assert that we should collect sales or other taxes on the sale of the merchandise that we offer for sale on our subscription website, our business could be harmed.

We do not intend to collect sales or other similar taxes for physical shipments of our paper copy journal into any state.  One or more local, state or foreign jurisdictions may seek to impose sales tax collection obligations on us and other out-of-state companies that engage in online commerce. Our business could be adversely affected if one or more states or any foreign country successfully asserts that we should collect sales or other taxes on the sale of our merchandise.

Existing or future government regulation could harm our business.

We are subject to the same federal, state and local laws as other companies conducting business on the Internet. Today there are relatively few laws specifically directed towards conducting business on the Internet. However, due to the increasing popularity and use of the Internet, many laws and regulations relating to the Internet are being debated at the state and federal levels. These laws and regulations could cover issues such as user privacy, freedom of expression, pricing, fraud, quality of products and services, taxation, advertising, intellectual property rights and information security. Applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy could also harm our business. Current and future laws and regulations could harm our business, results of operation and financial condition.

Laws or regulations relating to privacy and data protection may adversely affect the growth of our Internet business or our marketing efforts.

We are subject to increasing regulation at the federal, state, and international levels relating to privacy and the use of personal user information. These data protection regulations and enforcement efforts may restrict our ability to collect demographic and personal information from users, which could be costly or harm our marketing efforts.

Risks Relating to this Offering

Because we do not have an escrow or trust account for subscriptions, if we file for bankruptcy protection or are forced into bankruptcy, or a creditor obtains a judgment against us and attaches the subscription, you will lose your investment.

Your funds will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, if the minimum conditions of this offering are not satisfied, it is possible that a creditor could attach your subscription, which could preclude or delay the return of money to you. If that happens, you will lose your investment and your funds will be used to pay creditors.

Because there is no public trading market for our common stock, you may not be able to resell your stock.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale in compliance with applicable federal and state securities laws.

Because the Securities and Exchange Commission imposes additional sales practice requirements on brokers who deal in shares that are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of the shares to decline.

Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated thereunder which impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker or dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

NASD sales practice requirements may limit a stockholder's ability to buy and sell our stock.

The NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Some of our current shareholders will become eligible to sell their stock, which may adversely affect the market price of your stock and the Company’s ability to sell out this offering.

USE OF PROCEEDS

Our offering is being made in a direct public offering, without the involvement of underwriters or broker-dealers. The table below sets fort the use of proceeds from this offering:

Gross Proceeds	$10,000
Offering Expenses	$3,000
Net Proceeds	$7,000

The net proceeds will be used as follows:

Subscription website development	$3,000
Internet	$1,000
Marketing and advertising	$500
Legal and accounting	$2,500

All proceeds from the sale of the 12,000,000 shares from existing shareholders will be paid directly to those shareholders.

Total offering expenses of $3,000 to be paid from the proceeds of the $10,000 offering are for Securities and Exchange Commission registration fees ($10.00), audit and administrative fees ($2,500) and transfer agent fees ($490) connected with this offering. No other expenses of the offering will be paid from proceeds.

Upon completion of the offering, we intend to immediately initiate the development of our subscription website. We intend to hire an outside web designer to assist us in designing and building our subscription website and retaining a third party service provider to build and maintain our network infrastructure and transaction processing system. We believe that it will take two to three months to create a workable subscription website, network infrastructure, and transaction processing system.

Marketing and advertising will be focused on attracting customers to our subscription website. Our strategy to attract customers to our subscription website, which has not been formalized or implemented, includes viral marketing, through developing and maintaining blogs, postings on online communities such as Yahoo!(R) Groups and amateur subscription websites such as YouTube.com, and other methods of getting Internet users to refer others to our subscription website by e-mail or word of mouth; search engine optimization, which would involve marketing our subscription website via search engines by purchasing sponsored placement in search results; and entering into affiliate marketing relationships with other subscription website providers to increase our exposure to Internet users. We intend to rely on viral marketing as the primary source of traffic to our subscription website, with search engine optimization and affiliate marketing as secondary sources. The cost of developing the marketing and advertising campaign is estimated to be $2,000.

We estimate that our legal, auditing, and accounting fees to be $2,500 during the next 12 months.

The proceeds from the offering will allow us to operate for 6 months or 12 months on a scaled down basis. Andrew R. Nixon our sole officer and director, determined that the funds would last 6 months, including but not limited to filing reports with the Securities and Exchange Commission as well as business activities contemplated by our business plan. The operation can be funded without additional fund raising for 12 months on a scaled down basis or 6 months utilizing the full business plan.  Mr. Nixon believes that the expenditure of these funds will be sufficient to put the company on a path to realizing profit.   No changes to the above itemized expenditures will be needed if the company operates for 12 months on a scaled down basis, the funds will just be spread over a longer period of time.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise $10,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

•	our lack of operating history;
•	the proceeds to be raised by the offering;
•	the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing shareholders, and
•	our relative cash requirements.

DILUTION OF THE PRICE PAID FOR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing shareholders.

As of  March 31, 2009, the net tangible book value of our shares of common stock was $2,688 or approximately $0.000241 per share based upon 12,000,000 shares outstanding.

Upon completion of this offering, the net tangible book value of the12,500,000 shares to be outstanding, will be $12,688 or approximately $0.00103 per share. The net tangible book value of the shares held by our existing shareholders will be increased by $0.000761 per share without any additional investment on their part. You will incur an immediate dilution of $0.0019 per share.

After completion of this offering, purchasers of shares in offering will collectively own approximately 4% of the total number of shares then outstanding shares for which the purchasers will have made cash investments in the aggregate of $10,000, or $0.02 per share. Our existing shareholders will own approximately 96% of the total number of shares then outstanding, for which they will have made contributions of $20,000 in professional services, and cash of approximately $0.00166  per share.

The following table compares the differences of your investment in our shares with the investment of our existing shareholders.

Existing shareholders if all of the shares are sold:

Net tangible book value per share before offering	$0.000241
Net tangible book value per share after offering	$0.00103
Increase to present shareholders in net tangible book value per share after offering	$0.000761
Number of shares outstanding before the offering	12,000,000
Percentage of ownership after offering assuming maximum number of shares are sold.	96%

Purchasers of shares in this offering if all of the shares are sold:

Price per share	$0.02
Dilution per share	$0.019
Capital contributions	$10,000
Number of shares after offering held by public investors	500,000
Percentage of ownership after offering	4%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering 500,000 shares of common stock in a direct public offering, without any involvement of underwriters or broker-dealers. In addition 12,000,000 shares are being sold by current shareholders. The offering price is $0.02 per share. Funds from this offering will be placed in a separate bank account at Bank of America, N.A. Its telephone number is (800) 432-1000. The funds will be maintained in the separate bank until we receive $10,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this prospectus. This account is not an escrow, trust or similar account. If we have not sold 500,000 shares and raised $10,000 within 180 days of the effective date of our registration statement, plus 90 additional days if we choose to extend the offering, all funds will be promptly returned to you without a deduction of any kind. However, future actions by creditors in the subscription period could preclude or delay us in refunding your money. During the 180-day period and possible additional 90-day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise $10,000 within the 180-day period referred to above which could be expanded by an additional 90 days at our discretion for a total of 270 days. Sold securities are deemed securities which have been paid for with collected funds prior to expiration of 180 days, 270 days if extended. Collected funds are deemed funds that have been paid by the drawee bank. Andrew R. Nixon, our sole officer and director, will make the determination regarding whether the offering conditions are satisfied. There are no finders involved in our distribution.

Our sole officer and director will not purchase shares in this offering.

We will sell the shares in this offering through Andrew R. Nixon, our sole officer and director. He will not receive any commission from the sale of any shares. He will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1.	The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of his participation; and,

2.	The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and,

3.	The person is not at the time of their participation, an associated person of a broker/dealer; and,

4.
The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (C) do not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1.

Mr. Nixon is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. He is and will continue to be our sole officer and director at the end of the offering. He is not a broker/dealer or associated with a broker/dealer. He has not during the last 12 months and will not in the next 12 months offer or sell securities for another corporation.

We intend to distribute the prospectus to friends, relatives, and business associates of Mr. Nixon. Mr. Nixon will not purchase any shares in this offering and there will be no offers or sales to affiliates of Mr. Nixon. Further, the shares will not be offered through any media or through investment meetings. Mr. Nixon will personally contact a potential investor.  The only means of communication will be verbal, by telephone or personal contact. The only document to be delivered in connection with the offering will be this prospectus. No communications or prospectus will be delivered prior to the effective date of our registration statement.

We intend to sell our shares in the state of Nevada. Prior to selling our shares in the foregoing jurisdiction, we will file applications for the sale thereof with the respective securities administrations of that jurisdiction. We have not filed any applications for registration with any states and we do not intend to do so until we have been advised by the Securities and Exchange Commission that it has no further comments regarding our public offering.

A separate bank account will be opened at Bank of America, N.A. The subscription price will be deposited into the account. Payment will be made by check or bank wire.

Selling Security Holders

The persons listed in the following table plan to offer the shares shown opposite their respective names by means of this prospectus. The owners of the shares to be sold by means of this prospectus are referred to as the “selling” shareholders”. The selling shareholders acquired their shares from us in private negotiated transactions. These shares may be sold by one or more of the following methods, without limitations.

•	A block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	Purchase by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;
•	Ordinary brokerage transactions and transactions in which the broker solicits purchasers
•	Face to face transactions between sellers and purchasers without a broker/dealer.

In competing sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated. As to any particular broker-dealer, this compensation might be in excess of customary commissions. Neither, we nor the selling stockholders can presently estimate the amount of such compensation.

The selling shareholders and any broker/dealers who act in connection with the sale of the shares will be deemed to be “underwriters” within the meaning of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the shares as a principal might be deemed to be underwriting discounts and commissions under the Securities Act.

If any selling shareholders enters into an agreement to sell his or her shares to a broker/dealer as principal and the broker/dealer is acting as an underwriter, we will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker/dealer, providing required information concerning the plan of distribution, and otherwise revising the disclosures in this prospectus as needed. We will also file the agreement between the selling shareholder and the broker/dealer as an exhibit to the post-effective amendment to the registration statement.

We have advised the selling shareholders that they and any securities broker/dealers or others who will be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act of 1933. We have advised each selling shareholder that in the event of a “distribution” of the shares owned by the selling shareholder, such selling shareholder, any “affiliated purchasers”, and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 of Regulation M under the Securities Exchange Act of 1934 (“1934 Act”) until their participation in that distribution is complete. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class, as is the subject of the distribution. A “distribution” is defined in Rule 102 as an offering of securities “that is distinguished from ordinary trading transaction by the magnitude of the offering and the presence of special selling efforts and selling methods”. We have advised the selling shareholders that Rule 101 of Regulation M under the 1934 Act prohibits any “stabilizing bid” or “stabilizing purchase” for purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

No selling shareholder (other than Andrew R. Nixon our sole officer and director) has, or had, any material relationship with our officers or directors. No selling shareholder is affiliated with a broker/dealer.

LIST OF SELLING SHAREHOLDERS

Name	Shares to be sold	Percentage ownership before Offering	Shares after Offering	Percentage ownership after Offering
Andrew R. Nixon	10,000,000	83.33%	0	0%
Nathan Montgomery	500,000	4.16%	0	0%
David Martha	500,000	4.16%	0	0%
Derek Carbajal	500,000	4.16%	0	0%
Robert M. Sandovel, Jr.	500,000	4.16%	0	0%

Number of Shareholders:	5

To our knowledge, no selling shareholder (other than Andrew R. Nixon our sole officer and director) had any relationship with an officer and Director.

Section 15(g) of the Exchange Act

Our shares are "penny stocks" covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires  broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

The NASD has adopted rules that require that in recommending an investment to a customer, a broker/dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further,  many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Again, the foregoing rules apply to broker/dealers. They do not apply to us in any manner whatsoever. Since our shares are covered by Section 15(g) of the Exchange Act, which imposes additional sales practice requirements on broker/dealers, many broker/dealers may not want to make a market in our shares or conduct any transactions in our shares. As such, your ability to dispose of your shares may be adversely affected.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of up to 270 days.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

1.           execute and deliver a subscription agreement; and

2.           deliver a check or certified funds to us for acceptance or rejection.

The subscription agreement requires you to disclose your name, address, social security number, telephone number, number of shares you are purchasing, and the price you are paying for your shares.

All checks for subscriptions must be made payable to Educators Academic Journal, Inc. and sent to Educators Academic Journal, Inc. 9811 West Charleston Blvd. #111, Las Vegas, NV 89117

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Separate Account for Subscriptions

Subscriptions will be placed in a separate bank account at Bank of America N.A., until we have received $10,000. Upon receipt of $10,000, we will withdraw and use the funds. If we do not receive the $10,000 within 180 days of the effective date of this offering, 90 additional days if extended, or a total of 270 days, all subscriptions received by it will be promptly returned to each investor without interest or deduction therefrom.

BUSINESS
Our Background

Educators Academic Journal, Inc., was incorporated pursuant to the laws of the State of Nevada on October 9, 2008.

Our Business

We are a development stage company. The Company is a refereed educational journal for the advancement of education, to be published monthly.

Definition: A refereed journal is one that has an editorial board that reviews or “referees” each submission for publication. The editorial board checks facts, reviews content, does minor editing, and determines whether or not the submission should be published in the journal.

Purpose of journal: The journal will be a non-technical compendium of topics to educators of public and private schools teaching students in grades K though post-Doctorate.

Why refereed: Many libraries are limited by policy or statute to only subscribe to refereed journals. One method of marketing will be to target the tens of thousands of libraries in schools as well as public libraries and those in workplaces that are ancillary to or provide products to schools.

Each referee will be a member of the Editorial Board of the publication.  Initially referees will serve voluntarily, san remuneration, and may eventually receive an annual stipend which will initially be $1,000 per year.  and will serve for rolling 4 year terms. That is, when the magazine starts up, two of the four referees will serve for two years, after which their terms will become four years, and the other two referees initial terms will be four years. Thus, every two years, the terms of two of the four referees will expire. The editor will serve as a fifth referee and will serve an unlimited term. The referee will receive an annual stipend which initially may be up to $1,000 per year plus have the ability to be reimbursed for expenses directly related to the publication of the Journal. Referees will be invited to serve who have expertise in their respective fields of endeavor.

As Mr. Nixon has worked in and been active in national leadership roles in education during his 45-year career, he has developed a network of colleagues with whom he has collaborated on various educational activities. Although no referees have been formally contacted, he has held informal conversations with leaders in public and private education as well as pre-K to 12 and post-secondary educators. The informal meetings have allowed Mr. Nixon to develop a list of several individuals who have indicated an interest and willingness to serve once formally contacted. Such vetting is common practice in the field of education.

Prospective referees will be evaluated using the following criteria: First Mr. Nixon will solicit referees via letters of inquiry to referees who have served in that capacity in the past during Mr. Nixon’s tenure as a referee and as an editor of a professional journal. Their status as referees will be the sole criterion for their evaluation to determine their expertise. Next, Mr. Nixon will solicit referees via letters of inquiry to past referees of other professional journals. Their status as referees for other professional journals will be the sole criterion for the evaluation to determine their expertise. If additional referees are needed Mr. Nixon will solicit a call for referees via letters of inquiry to journal editors and authors of previously published manuscripts in other professional journals. The editor of Educators Academic Journal will examine the comments of each referee’s manuscript review prior to accepting manuscripts for publication.

Submitters: Those who submit articles for the journal will be academic, administrators or educators whose area of expertise is appropriate for the journal topics. More directly, those who submit articles for inclusion in the journal will be teachers, school principals, superintendents, college and university faculty, and staff with the credentials and expertise in the field. There are currently no articles ready to post on the Journal website.

Each month a call will go out to request manuscript submissions to the Journal. The request will be sent to email addresses from a database that will be developed from networking sources, colleagues, email lists ending with .edu, email lists obtained from school districts, and email lists of our subscribers. Given the pressure of faculty to “publish or perish,” and the interest generated from initial articles, the problem will most likely not be a paucity of submissions, but the problem will be to pare down the number of submissions to a manageable number for publication of each edition of the Journal. The database of email addresses for libraries as cited above is a matter of public record in most cases. Thus information is easily attainable from various internet sites. Individual teachers will be solicited through  a variety of sources including but not limited to public school records, teacher union mailing lists, and the purchase email lists.

The database of email addresses for libraries is a matter of public record. Thus information is attained from various internet sites (see examples below). Individual teachers as potential subscribers are solicited through sources including but not limited to public school records, teacher union mailing lists, and the purchase of email lists. We have begun to create our database list. Resources include: Libweb, http://lists.webjunction.org/libweb/, a directory of libraries from around the world, WebJunction, "An online community for library staff, http://lists.webjunction.org/libweb/ An international and searchable directory of libraries, http://www.publiclibraries.com/ offers a searchable directory of libraries. Most of these library webpages are in the United States, but there is a link to a listing of "National Libraries of the World," and http://www.worldcat.org  WorldCat lists more than 10,000 library catalogs from around the world.

School Districts will be identified by using the United States Department of Education Institute of Education Sciences database, specifically the National Center for Education Statistics.. The NCES is the primary federal entity for collecting and analyzing data related to education. A review of state and local district profiles will be used to determine the most efficient Districts to target for membership. A data base of desired school districts is currently being developed. The database also provides information on schools, libraries, and colleges.

Authors of submissions will not be solicited or paid unless they are recognized in their field and would add credibility to the Journal. Authors of manuscripts that are selected for publication will be paid a stipend of $ 150 and given a free one-year subscription to the Journal.

There are currently no articles to post on the Journal website. However we are in the process of developing a call for papers.

Target audience: Readers of the journal will include teachers, principals and educational administrators in elementary, middle, and high school as well as faculty, teaching and non-teaching professional staff in colleges and universities to include ancillary components of the campus setting. Such possible submitters will include but not be limited to coaching staff, legal staff, publicity departments, and related professional staff.

Journal topics: Topics will include a broad base range of areas. Examples of submissions would be teaching techniques for optimum learning, discipline and attendance issues, graduation rates, grade inflation, remedial courses in post-secondary education, standardized tests, assessment and measurement, athletic academic eligibility, impact of athletic injuries on student academic progress, and other such areas.

The editorial board: This board will be composed of a panel of voluntary educators and those with experience in the broad field of education and support services. The only paid position will be the editor. Editorial board members will serve a term of four years with staggered expiration dates.

Distribution: The distribution will be via subscriptions as cited above as well as individual subscriptions available to professionals in the field.

Subscriptions will be offered for sale to all educational institutions from elementary schools through universities. Subscriptions will be offered to all public libraries, particularly those of post-secondary institutions which provide teacher preparation. In addition e-subscriptions will be marketed to individuals affiliated with education and educational institutions.  A hard copy of the Journal is not being considered for publication at this time. However, if at some future time it becomes advantageous to publish the Journal in hard copy, publishing and distribution costs as well as subscription costs will be examined at that time. Professional sales companies may be used to solicit subscriptions for both the hard copy and the electronic version of the Journal. Vehicles to assist in the sales and marketing of the Journal may include but not be limited to Duct Tape Marketing, Magazineline, Education Marketing, Magazine Publishers of America, and Web Market Central.

Educators Academic Journal will publish monthly and will have an institutional subscription rate of $ 600 annually. Individuals may purchase the journal for $ 150 annually or $ 25 per monthly edition. Data360, a research group, places the number of private and public schools in the United States at approximately 130,000. In addition there are about 5,000 public and private colleges and universities in the United States. The American Library Association states that there are 9,050 central public libraries, 7,550 branch libraries, and more than 1,000 government libraries. Of the 160,000 libraries that are viable clients, our target is to place the Journal in 15% or 24,000. At $ 600 per annual subscription projected revenue from libraries is $ 14,400,000. The U.S. census Bureau estimates the total number of teachers in the United States to be 6.5 million. Our goal is for 1% of all teachers or 65,000 to subscribe to our Journal at an annual rate of $ 150. The projected annual revenue from individual teacher subscriptions is $ 9,750,000. Our goal is for another 1% of all teachers to purchase monthly editions of our Journal. Thus 65,000 teachers purchasing monthly editions of our Journal at $ 25 per journal projects a monthly income of $ 1,625,000  per month for 8 months or $ 13,000,000.The grand total of projected revenue for the Journal is $ 24,150,000. Method of payments from institutional subscriptions will be via purchase order and individual subscriptions will be paid for via credit card, Pay-Pal or other typical transaction methods for internet commerce.

Statistics used from the Data 360 research group are not proprietary and are available for free. The original source used for the statistics referenced from Data 360 is from the National Center for Education Statistics (NCES), provided at no cost by the federal government.

We estimate our timeline to be operational is three to six months. Once operational the process of soliciting manuscripts, reviewing them, and preparing for publication is anticipated to take an additional three months.  During this time solicitation of subscriptions will be ongoing.

Our Competition

Include, but are not limited to Kappan, Teachers College record, Education Record, Academic leadership, Current Issues in Education, Harvard Educational review, International Educational Journal and Teacher Education Quarterly.  Many of our competitors have longer operating histories, greater brand recognition, broader product lines and greater financial resources and advertising budgets than we do. Many of our competitors offer similar products or alternatives to our products. We intend to rely solely on concepts and other intellectual property developed by Andrew R. Nixon, our sole officer and director. There can be no assurance that we will procure an on-line retail market that will be available to support our operation or allow us to seek expansion. There can be no assurance that we will be able to compete effectively in this marketplace.

See the Risk Factors section of this prospectus for a discussion on the competition we currently face or may face in the future.

Proprietary Rights

See the Risk Factors section of this prospectus for a discussion on the intellectual property issues we face in our business.

Our Research and Development

We are not currently conducting any research and development activities. For the subscription website we will offer, we intend to rely on concepts and other intellectual property developed by Andrew R. Nixon, our sole officer and director. Mr. Nixon is under no contractual obligation to the Company to continue to develop new lines of subscription websites nor is he under any contractual obligation to assign his rights in any new lines of subscription websites to the Company. We do not intend to use any other person other than Mr. Nixon as a source for our subscription websites or designs. We intend to rely on third party service providers to continue the development of concepts developed by Mr. Nixon and assigned to Educators Academic Journal, Inc.
Government Regulation

See the Risk Factors section of this prospectus for a discussion relevant government regulation and the legal uncertainties related to our business activities.

Employees

As of May 1, 2009, we have no employees other than our sole officer and director. We anticipate that we will not hire any employees in the next twelve months, unless we generate significant revenues. We believe our future success depends in large part upon the continued service of our sole officer and director, Andrew R. Nixon.

Facilities

Our executive, administrative and operating offices are located at 9811 West Charleston Blvd. #111, Las Vegas, NV 89117. This is also the office of our sole officer and director, Andrew R. Nixon. Mr. Nixon makes this space available to the company free of charge. There is no written agreement documenting this arrangement.

We have no policies with respect to investments in real estate or interests in real estate, real estate mortgages, or securities of or interests in persons primarily engaged in real estate activities.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a development stage company and have not started operations or generated or realized any revenues from our business operations.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next 12 months. Our auditor's opinion is based on our suffering initial losses, having no operations, and having a working capital deficiency. The opinion results from the fact that we have not generated any revenues and no revenues are anticipated until we complete the development of our subscription website, network infrastructure, and transaction processing systems; complete our initial development; secure third parties to conduct a number of traditional retail operations,  We believe the technical aspects of our subscription website, network infrastructure, and transaction processing systems will be sufficiently developed to use for our operations. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments and/or loans by others in our company. We must raise cash to implement our project and begin our operations. We anticipate the money we raised from a private placement memorandum and the money we raise in this offering will last 6 months or 12 months if we operate on a scaled down basis.The private placement was completed prior to the submission of this registration statement.  The proceeds from this private offering placement were $10,000.
We have only one officer and director. He is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When theses controls are implemented, he will be responsible for the administration of the controls. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities and Exchange Commission which ultimately could cause you to lose your investment.

Plan of Operation

Assuming we raise $10,000 in this offering, we believe we can satisfy our cash requirements during the next 6 months or 12 months if we operate on a scaled down basis.  Mr. Nixon believes that the expenditure of these funds will be sufficient to put the company on a path to realizing profit.   No changes to the itemized expenditures will be needed if the company operates for 12 months on a scaled down basis, the funds will just be spread over a longer period of time to reach the same goals.

The proceeds that include the $10,000 estimated startup costs for the first year include $3,000 for the development of a subscription website, $500 for internet fees, $500 for marketing and advertising, $2,500 for legal services, and $500 for operating expenses. Any additional expenses incurred from the above-mentioned items, including other operating expenses such as office rental, utilities, communication, postage, and any miscellaneous expenses will be borne by Andrew R. Nixon personally.

We have contacted several web site providers for quotes as to our type of website development and continuing maintanence.  From these quotes we have determined that $3,000 is adequate to begin  a small scale buildout process.  We anticipate an additional $7,000 will be needed during the first 12 months for finishing and maintaining the site.

The company anticipates only minimal costs of printing and distribution as most of the distribution and delivery is via internet.   The company is currently licensed to do business in Nevada and does not anticipate any additional licensing needs.

Each referee will not be provided an annual stipend to begin with. If revenue projections are met that figure could increase to $ 1,000.  A hard copy of the Journal is not being considered for publication at this time. However, if at some future time it becomes advantageous to publish the Journal in hard copy, publishing and distribution costs as well as subscription costs will be examined at that time.

Upon completion of our public offering, our specific goal is to profitably develop our subscription website. We intend to accomplish the foregoing through the following milestones:

1.
Complete our public offering. We believe this could take up to 180 days from the date the Securities and Exchange Commission declares our offering effective. We will not begin operations until we have closed this offering. We intend to concentrate all of our efforts on raising as much capital as we can during this period.

2.
After completing the offering, we will hire an outside web designer to begin development of our subscription website and begin negotiations with service providers to develop our network infrastructure and transaction processing systems. The negotiation of service providers and the development and maintenance of the subscription website, network infrastructure and transaction processing systems will be ongoing during the life of our operations. Developing a workable version of our subscription website will take approximately three months, and developing workable versions of our network infrastructure and transaction processing systems will take approximately six months. A detailed breakdown of the costs of developing our subscription website, network infrastructure and transaction processing systems is set forth in the Use of Proceeds section of this prospectus.

3.
Approximately 90 days after we complete our public offering, we intend to promote our subscription website primarily through viral marketing, such as blogs, postings on online communities such as Yahoo!(R) Groups and amateur subscription websites such as YouTube.com, and other methods of getting Internet users to refer others to our subscription website by e-mail or word of mouth. We also intend to use search engine optimization, the marketing of our subscription website via search engines by purchasing sponsored placement in search result, and to enter into affiliate marketing relationships with subscription website providers to increase our access to Internet consumers. We believe that it will cost a minimum of $2,000 for our marketing campaign but will begin that campaign with the $500 allocated from this offering. Marketing is an on-going matter that will continue during the life of our operations. A detailed breakdown of marketing costs for 12 months is set forth in the Use of Proceeds section of this prospectus.

Until our subscription website is fully operational, our network infrastructure and transaction processing systems are in place, we will not be able to sell our services. If we are unable to negotiate suitable terms with service providers to develop and our products and to conduct a number of traditional retail operations and to attract customers to our subscription website, we may have to suspend or cease operations.

If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations, we do not know what we will do and we do not have any plans to do anything else.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are in development stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns.

To become profitable and competitive, we have to develop our subscription website, network infrastructure, and transaction processing systems; We are seeking equity financing to provide for the capital required to implement our operations. We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of Operations

From Inception on October 9, 2008 to March 31, 2009.

Since inception, we sold 10,000,000 shares of common stock to our sole officer and director for services, and 2,000,000 shares of common stock to four investors for $10,000 in cash. Total 12,000,000 shares.

Liquidity and Capital Resources

To meet our need for cash we are attempting to raise money from this offering. If we raise $10,000 in this offering, we will implement the plan of operation described above. We cannot guarantee that once we begin operations we will stay in business. If we are unable to successfully attract customers to our subscription website, we may quickly use up the proceeds from this offering and will need to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others in order for us to maintain our operations. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

Our sole officer and director is willing to commit to loan us money for our operations until this offering has been completed or until the offering period has expired. There are no documents setting forth this agreement. We will not be using any of the proceeds of the offering to repay money advanced to us by Mr. Nixon.

Pursuant thereto, if no funds are raised in our offering then Mr. Nixon has agreed not to seek repayment of expenses he has paid on our behalf and we will not be liable to Mr. Nixon or any other party for payment of expenses undertaken by Mr. Nixon on our behalf. If we do not raise $10,000 in this offering, we will not be able to satisfy our cash requirements and will immediately go out of business.

If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise the minimum amount of money from this offering, it will last a year. Other than as described in this paragraph, we have no other financing plans.

As of the date of this prospectus, we have yet to generate any revenues from our business operations.

We issued 12,000,000 shares of common stock pursuant to the exemption from registration contained in section 4(2) of the Securities Act of 1933. This was accounted for as a sale of common stock.

As of  March 31, 2009, our total assets were $2,668 and our total liabilities were $ 0. As of March 31, 2009, we had cash of $1,190.  Andrew R. Nixon, our sole officer and director, is willing to loan us the money needed to fund operations until this offering has been completed. Operations include but are not limited to filing reports with the Securities and Exchange Commission as well as the business activities contemplated by our business plan. Our current liabilities to Mr. Nixon do not have to be paid at this time, and will not be repaid from the proceeds of this offering. Our related party liabilities consist of money advanced by our sole officer and director.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of July 1, 2009 regarding the number of shares of common stock of Journal beneficially owned, before and after giving effect to the sale of the shares of common stock offered, by our directors and named executive officers, our directors and named executive officers as a group, and persons owning 5% or more of Journals' stock.

	Shares Before	Shares After
Name and Address of	the Offering/	the Offering/
Beneficial Owner(1)(2)	Percent of Class	Percent of Class

Andrew R. Nixon	10,000,000/ 83.3%	10,000,000/80%
9811 West Charleston Blvd. #111
Las Vegas, NV 89117

Derek Carbajal	500,000/4.16%	500,000/4%
7304 Enchanted Rock Ave.
Las Vegas, NV 89113

David Martha	500,000/4.16%	500,000/4%
558 Truffles St
Henderson, NV 89015

Robert M. Sandovel, Jr.	500,000/4.16%	500,000/4%
2610 Begonia Valley Ave.
Henderson, NV 89074

Nathan Montgomery	500,000/4.16%	500,000/4%
460 Punta Vallata Drive
Henderson, NV 89011

(1) All directors, named executive officers, and persons owning 5% or more of Journal’ stock have sole voting and investment power with respect to the shares listed.

(2) No director, named executive officer, or persons owning 5% or more of Journals' stock has any rights to acquire any shares from options, warrants, rights, conversion privileges or similar obligations.

There are no arrangements currently in place which may result in a change of control of Journal.

MANAGEMENT

Officers and Directors

The name, address, age, and positions of our present sole officer and director is set forth below:

Name and Address	Age	Position(s)
Andrew R. Nixon	65	President, Chief Executive Officer,
9811 West Charleston Blvd., #111		Chief Financial Officer,
Las Vegas, NV 89117		Secretary and sole Director

Our sole director will serve until is successor is elected and qualified, or until the earlier of his death, resignation or removal from office. Our sole officer was elected by the board of directors for a one year term, and will serve until his successor is duly elected and qualified, or until the earlier of his death, resignation or removal from office. The board of directors has no nominating, auditing, or compensation committees.

Background of Our Sole Officer and Director

Andrew R. Nixon--President, Chief Executive Officer, Chief Financial Officer Secretary, and Sole Director.

ANDREW R. NIXON

Business experience of Mr. Nixon for the past five years: 2003-2005: Nova Southeastern University. Was responsible for teaching graduate (Master and Doctoral level) classes in Research and Human Resources. Also was responsible for supervising all student teachers, observing them in classrooms, and evaluating their progress. Also was the Site Administrator for a Doctoral program in Organizational Administration. Duties included responsibility for the physical plant, hiring and scheduling of a dozen faculty, assigning of faculty to classes, recruiting students to fill the classes, and evaluating faculty and students. Responsibilities also included supervising and editing Doctoral Dissertations. From 2005-2008: Northcentral University. Was responsible for recruiting Bachelor, Master, and Doctoral students and monitoring the progress of the students. Responsibilities also included attending civic meetings as the liaison between legislative entities and the university. 2005-present: Governing Board of the Andre Agassi College Preparatory Academy. Duties include review of the general operations of the Academy.

Mr. Nixon devotes approximately 15 hours per week to our operations and will devote additional time as required. Mr. Nixon is not an officer or director of any other reporting company.

Audit Committee Financial Expert

We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

Mr. Nixon devotes approximately 15 hours per week to Journal. The only conflict that exists is Mr. Nixon's devotion of time to other projects. Mr. Nixon's current work interests, noted above, are not competitors of the Company since the purpose of these other businesses is not to offer an educational  academic journal to customers.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us from inception on Oct. 9, 2008 through Dec. 31, 2008, to our sole officer and director. The information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

Summary Compensation Table

					Long Term Compensation
					Awards		Payouts
		Annual Compensation			Restricted	Securities
				Other Annual	Stock	Underlying	LTIP	Other Annual
Name and	Years	Salary	Bonus	Compensation	Awards	Options/	Payouts	Compensation
Principle Position		($)	($)		($)	SARs (#)	($)	($)

Andrew R. Nixon,	2008	0	0	0	$10,000(1)	0	0	0
President, Secretary,		0	0	0	0	0	0	0
Treasurer,		0	0	0	0	0	0	0
and Director

(1) Mr. Nixon’s services include the formation of the corporation, drafting and implementation of the business plan.  Mr. Nixon believed that $10,000 in compensation was the going market rate for completion and implementation of a business plan.

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officer.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our sole officer and director other than as described herein.

Employment Agreements

We have not entered into an employment agreement with our sole officer and director. We do not contemplate entering into any employment agreements until such time as we begin profitable operations.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors

Our sole director does not receive any compensation for serving as a member of the board of directors.

Indemnification

Under our Certificate of Formation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our securities are not listed on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

When we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission's Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is www.sec.gov.

There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock.

There are currently 12,000,000 shares of common stock outstanding which are restricted securities that may be sold under Rule 144 of the rules and regulations promulgated by the Securities and Exchange Commission under the Securities Act. We have no agreement to register these shares. These shares are being registered in this registration. Under Rule 144, the shares may be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing 6 months after their acquisition. Rule 144 provides that a person may not sell more than 1% of the total outstanding shares in any three-month period.  Upon effectiveness of this registration, such shares will no longer be covered by Rule 144 other than as it may relate to Affiliate sales limitations.

The number of holders of record of shares of our common stock is five. On October 10, 2008, Andrew R. Nixon, our sole officer and director, purchased 10,000,000 shares of common stock, and on October 21, 2008,  Derek Carajal, David Martha, Robert M. Sandovel Jr. and Nathan Montgomery purchased  500,000 shares of common stock each, all of which are restricted securities.

There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our board of directors.

DESCRIPTION OF SECURITIES

Common Stock

The Company is authorized to issue Seventy Five Million (75,000,000) shares of Common Stock (the “Common Stock”) of Par Value of ($0.001).  As of the date of this Offering the Company had 12,000,000 shares of Common Stock issued and outstanding. Holders of Common Stock are each entitled to cast one vote for each Share held of record on all matters presented to shareholders.  Cumulative voting is not allowed; hence, the holders of a majority of the outstanding Common Stock can elect all directors.

Holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore and, in the event of liquidation, to share pro rata in any distribution of the Company’s assets after payment of liabilities.  The Board of Directors is not obligated to declare a dividend and it is not anticipated that dividends will be paid until the Company is profitable.

Holders of Common Stock do not have pre-emptive rights to subscribe to additional shares if issued by the Company.  There are no conversion, redemption, sinking fund or similar provisions regarding the Common Stock.

Holders of Shares of Common Stock will have full rights to vote on all matters brought before shareholders for their approval, subject to preferential rights of holders of any series of Preferred Stock.  Holders of the Common Stock will be entitled to receive dividends, if and as declared by the Board of Directors, out of funds legally available, and share pro rata in any distributions to holders of Common Stock upon liquidation.

The holders of Common Stock will have no conversion, pre-emptive or other subscription rights.   The Company has issued no options or warrants to any individual or entity.

Upon any liquidation, dissolution or winding-up of Journal, our assets, after the payment of debts and liabilities and any liquidation preferences of, and unpaid dividends on, any class of preferred stock then outstanding, will be distributed pro-rata to the holders of the common stock. The holders of the common stock have no right to require us to redeem or purchase their shares.

Preferred Stock

The Company does not have any authorized shares of Preferred Stock.

Voting Rights

Holders of the Company's Common Stock are entitled to one vote per Share for each Common Share held of record by Company shareholders.

No Cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock offered, present stockholders will own approximately 96% of our outstanding shares.

Dividend Policy

The Company does not currently intend to declare or pay any dividends on its Common Stock, except to the extent that such payment is consistent with the Company's overall financial condition and plans for growth.  For the foreseeable future, the Company intends to retain excess future earnings, if any, to support development and growth of its business.  Any future determination to declare and pay dividends will be at the discretion of the Company's Board of Directors and will be dependent on the Company's financial condition, results of operations, cash requirements, plans for expansion, legal limitations, contractual restrictions and other factors deemed relevant by the Board of Directors.

Transfer Agent

We will use Empire Stock Transfer as our transfer agent.

Shares Eligible For Future Sale

The Securities of the Selling Shareholders offered hereby currently are "restricted securities" as that term is defined in SEC Rule 144 of the 1933 Securities Act ("Rule 144"), and may not be resold without registration under the Securities Act.  Provided certain requirements are met, the Shares of Common Stock purchased hereunder may be resold pursuant to Rule 144 or may be resold pursuant to another exemption from the registration requirement.  Upon the effectiveness of this offering such shares will no longer be governed by Rule 144 unless they fall under the Affiliate sales limitation rules. Any additional shares the Company would issue after this offering may fall under Rule 144 unless registered.

Generally, Rule 144 provides that a holder of restricted shares of an issuer which maintains certain available public information, where such shares are held 6 months or more, may sell in every three months the greater of: (a) an amount equal to one percent of the Company's outstanding shares; or (b) an amount equal to the average weekly volume of trading in such securities during the preceding four calendar weeks prior to the sale.  Persons who are not affiliates of the Company may sell shares beneficially owned for at least one year at the time of the proposed sale without regard to volume restrictions.  Lastly, there is no existing public or other market for the Shares, and there is no assurance that any such market will develop in the foreseeable future.

It is anticipated that all of the Shares sold pursuant to this Offering, unless acquired by affiliates, may not be subject to restrictions on transferability, depending on registration with individual states, and will, upon issuance, be eligible for sale into any public market which may develop for the Common Stock of the Company upon compliance with registration requirements as promulgated under the Securities Act of 1933 and according to appropriate state securities laws.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No "expert," as that term is defined in Regulation S-K, was hired on a contingent basis, or will receive a direct or indirect interest in us, except as specified below, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to filing this Registration Statement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On October 9, 2008, we issued 10,000,000 shares of restricted common stock to Andrew R. Nixon, our sole officer and director, in consideration for professional services valued at $10,000.  On October 21, 2008 we issued 2,000,000 of restricted common stock to Derek Carbajal, David Martha, Robert M. Sandovel, Jr., and Nathan Montgomery for $10,000 in cash. This represents the complete interests of our current shareholders prior to any further issuance of stock under this registration statement.

On Dec. 16,  2008, the company loaned Mr. Nixon $2,000 at 2% interest which note was repaid in full ($2,016.66) on May 12, 2009.

Our executive, administrative and operating offices are located at Mr. Nixon's office. Mr. Nixon provides space for the company's operations free of charge. There is no written agreement evidencing this arrangement.

LEGAL PROCEEDINGS

We are not party to any pending litigation and none is contemplated or threatened.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICTION FOR SECURITES ACT LIABILITIES

Our Certificate of Formation and Bylaws provide that we shall indemnify our officers or directors against expenses incurred in connection with the defense of any action in which they are made parties by reason of being our officers or directors, except in relation to matters as which such director or officer shall be adjudged in such action to be liable for negligence or misconduct in the performance of his duty. One of our officers or directors could take the position that this duty on our behalf to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to our Certificate of Formation, Bylaws, Nevada laws or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers, or control persons, and the successful defense of any action, suit or proceeding) is asserted by such director, officer or control person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXPERTS

Our financial statements for the period from inception to Dec. 31, 2008 included in this prospectus, have been audited by The Blackwing Group, LLC telephone (816) 813-0098, as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Abby Ertz, Esq., has acted as our legal counsel in providing an opinion for this filing.

EDUCATORS ACADEMIC JOURNAL, INC.

(A DEVELOPMENT STAGE COMPANY)

AUDITED FINANCIAL STATEMENTS

FOR THE PERIOD OF

OCTOBER 9, 2008 (DATE OF INCEPTION)

TO DECEMBER 31, 2008

THE BLACKWING GROUP, LLC
18921G E VALLEY VIEW PARKWAY #325
INDEPENDENCE, MO 64055
816-813-0098

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Educators Academic Journal, Inc. (A Development Stage Enterprise)
26220 Regatta Drive #102
Las Vegas, NV 89128

We have audited the accompanying balance sheet of Educators Academic Journal, Inc. (A Development Stage Enterprise) as of December 31, 2008, and the related statements of income and changes in member’s equity, and cash flows for the period then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Educators Academic Journal, Inc. (A Development Stage Enterprise) as of December 31, 2008, and the results of its operations and its cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company faces competition from existing companies with considerably more financial resources and business connections. In the event that Company fails to meet the anticipated levels of performance there is significant doubt that the Company will be able to meet the debt obligations related to operating expenses. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Blackwing Group, LLC
Issuing Office: Independence, MO
April 20, 2009

EDUCATORS ACADEMIC JOURNAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
BALANCE SHEET
DECEMBER 31, 2008

ASSETS

Current Assets
Cash and Cash Equivalents	546
Loan To Shareholder	2,000
Total Current Assets	2,546

Other Assets
Organization Costs	358
Total Other Assets	358

Total Assets	2,904

LIABILITIES AND STOCKHOLDERS' EQUITY

Stockholders' Equity (Note B)
Common stock, 0.001 par value;
75,000,000 shares authorized;
12,000,000 shares issued and outstanding	12,000
Additional Paid in Capital	8,000
Retained Earnings (Accumulated Deficit)	(17,096)
Total Stockholders' Equity	2,904

Total Liabilities and Stockholders' Equity	2,904

See Accountants’ Audit Report.

EDUCATORS ACADEMIC JOURNAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENT OF OPERATIONS
FOR THE PERIOD ENDED DECEMBER 31, 2008

Income
Revenues	$-
Total Income	-

Total Cost of Sales	-

Gross Profit (Loss)	-

General and Administrative Expenses
Administration Fees	2,846
Postage	100
Professional Fees	14,150
Total General and Administrative Expenses	17,096

Net Income (Loss)	$(17,096)

Per Share Information:

Net Income (Loss) per share - 12,000,000 shares issued	$(0.001)

Basic weighted average number
common stock shares outstanding	11,710,843

Diluted weighted average number
common stock shares outstanding	11,710,843

See Accountants’ Audit Report.

EDUCATORS ACADEMIC JOURNAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENT OF CASH FLOWS
FOR THE PERIOD ENDED DECEMBER 31, 2008

CASH FLOWS FROM OPERATING ACTIVITIES

Net income (Loss)	$(17,096)

Adjustments to reconcile net income to net cash provided
by operating activities
Depreciation	-
(Increase) decrease in:
Loan to Shareholder	(2,000)
Prepaid Expenses	-
Increase (decrease) in:
Accounts Payable	-
Net Cash Provided (Used) By Operating Activities	(19,096)

CASH FLOWS FROM INVESTING ACTIVITIES

Organization Costs	(358)
Net Cash (Used) By Investing Activities	(358)

CASH FLOWS FROM FINANCING ACTIVITIES

Sale of Common Stock	20,000
Net Cash (Used) By Financing Activities	20,000

NET INCREASE (DECREASE) IN CASH	546

CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$546

See Accountants’ Audit Report.

EDUCATORS ACADEMIC JOURNAL, INC.
STATEMENT OF STOCKHOLDERS' EQUITY
ACCUMULATED FOR THE PERIOD FROM DATE OF INCEPTION
ON DECEMBER 31, 2008
(Expressed in US Dollars)

	Number of	Par	Additional Paid	Deficit	Total Stockholders'
Capital Stock Issued	Common Shares	Value	In Capital	Accumulated	Equity (Deficit)

- October 9, 2008	10,000,000	0.001	-	-	10,000
common stock issued for services

- October 21, 2008	2,000,000	0.001	8,000	-	10,000
common stock issued for cash

Net Loss for the period from October 9, 2008				(17,096)	(17,096)
to December 31, 2008
Balance as of December 31, 2008	12,000,000	0.001	8,000	(17,096)	2,904

See Accountants’ Audit Report.

EDUCATORS ACADEMIC JOURNAL, INC.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
FOR THE INCEPTION PERIOD OF OCTOBER 9, 2008
TO DECEMBER 31, 2008

A summary of significant accounting policies of Educators Academic Journal, Inc. (A Development Stage Enterprise) (the Company) is presented to assist in understanding the Company’s financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. These financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity. The Company has not realized revenues from its planned principal business purpose and is considered to be in its development state in accordance with SFAS 7, “Accounting and Reporting by Development State Enterprises.”

NOTE 1 - NATURE OF BUSINESS

Development Stage Enterprise

Educators Academic Journal, Inc. (the "Company"), a development stage enterprise, was incorporated in the State of Nevada on October 9, 2008. Educators Academic Journal is a refereed educational journal developed for the advancement of education. The Company plans to publish monthly.

Educators Academic Journal, Inc. plans to offer publication to educators of public and private schools, teaching students in all facets of the education industry. The Company feels that by being a refereed educational journal the publication will be more readily accepted in the existing market.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Enterprise

The Company has devoted substantially all of its efforts to business planning, and development. Additionally, the Company has allocated a substantial portion of their time and investment in bringing their product to the market, and the raising of capital.

Company Year End

The Company has elected to have a December 31st year-end.

Cash and Cash Equivalents

For financial statement presentation purposes, the Company considers short-term, highly liquid investments with original maturities of three months or less to be cash and cash equivalents.

The Company maintains cash and cash equivalent balances at a financial institution that is insured by the Federal Deposit Insurance Corporation up to $100,000.

Revenue Recognition

The Company's financial statements are prepared under the accrual method of accounting. Revenues will be recognized in the period the publication is provided and costs are recorded in the period incurred rather than paid.

EDUCATORS ACADEMIC JOURNAL, INC.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
FOR THE INCEPTION PERIOD OF OCTOBER 9, 2008
TO DECEMBER 31, 2008

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and Equipment

Property and equipment are carried at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated
Useful Lives
Office Equipment	5-10 years
Copier	5 - 7 years
Vehicles	5-10 years

For federal income tax purposes, depreciation is computed under the modified accelerated cost recovery system. For audit purposes, depreciation is computed under the straight-line method.

Fair Value of Financial Instruments

The Company's financial instruments are all carried at amounts that approximate their estimated fair value as of December 31, 2008.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The provision for income taxes includes the tax effects of transactions reported in the financial statements. Deferred taxes would be recognized for differences between the basis for assets and liabilities for financial statement and income tax purposes. The major difference relates to the net operating loss carry forwards generated by sustaining deficits during the development stage.

EDUCATORS ACADEMIC JOURNAL, INC.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
FOR THE INCEPTION PERIOD OF OCTOBER 9, 2008
TO DECEMBER 31, 2008

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Advertising Costs

Advertising and promotions costs are expensed as incurred.  The Company incurred no such expenses since inception.

Recent Accounting Pronouncements

Stock-Based Compensation

In March of 2002, the FASB issued SFAS 148, “Accounting for Stock-Based Compensation – Transition and Disclosure – An Amendment of FASB Statement No. 123.”  SFAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, the statement amends the disclosure requirements of Statement No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.

In June 2003, the FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.”  SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under FASB Statement No. 133.  “Accounting for Derivative Instruments and Hedging Activities, “SFAS No. 149 is generally effective for contracts entered into or modified after December 31, 2003 and for hedging relationships designated after December 31, 2003.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.”  SFAS No. 150 establishes standards for how an issuer measures certain financial instruments with characteristics of both liabilities and equity and requires that an issuer classify a financial instrument within its scope as a liability (or asset in some circumstances). SFAS No. 150 was effective for financial statements entered into or modified after May 31, 2003 and otherwise was effective and adopted by the Company in 2003.

Share Based Payments

In March 2004, the FASB issued Financial Accounting Standards No. 123 (revised 2004) (FAS 123R), "Share-Based Payment, " FAS 123R replaces FAS No. 123, "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." FAS 123R requires compensation expense, measured as the fair value at the grant date, related to share-based payment transactions to be recognized in the financial statements over the period that an employee provides service in exchange for the award. The Company intends to adopt FAS 123R using the "modified prospective" transition method as defined in FAS 123R. Under the modified prospective method, companies are required to record compensation cost prospectively for the unvested portion, as of the date of adoption, of previously issued and outstanding awards over the remaining vesting period of such awards. FAS 123R is effective January 1, 2006. The Company is evaluating the impact of FAS 123R on its' results and financial position.

EDUCATORS ACADEMIC JOURNAL, INC.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
FOR THE INCEPTION PERIOD OF OCTOBER 9, 2008
TO DECEMBER 31, 2008

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Exchange of Non-Monetary Assets

On March 16, 2004, FASB issued Financial Accounting Standards No. 153, Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions ("FAS 153"). This statement amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. Under FAS 153, if a non-monetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. FAS153 is effective for non-monetary transactions in fiscal periods that begin after June 15, 2008. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

Change in Accounting Principle

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3.”  This statement changes the requirements for the accounting for and reporting of a change in accounting principle.  Previously, Opinion 20 required that most voluntary changes in accounting principle be recognized by including in net income of the period of change the cumulative effect of changing to a new principle.  This statement requires retrospective application to prior periods’ financial statements of changes in accounting principle, when practicable.

Fair Value Measurements

In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. Where applicable, SFAS No. 157 simplifies and codifies related guidance within GAAP and does not require any new fair value measurements.

SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier adoption is encouraged. The Company does not expect the adoption of SFAS No. 157 to have a significant effect on its financial position or results of operation.

Fair Value Option for Financial Assets and Financial Liabilities

In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities. SFAS 159 creates a fair value option allowing an entity to irrevocably elect fair value as the initial and subsequent measurement attribute for certain financial assets and financial liabilities, with changes in fair value recognized in earnings as they occur. SFAS 159 also requires an entity to report those financial assets and financial liabilities measured at fair value in a manner that separates those reported fair values from the carrying amounts of assets and liabilities measured using another measurement attribute on the face of the statement of financial position.

EDUCATORS ACADEMIC JOURNAL, INC.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
FOR THE INCEPTION PERIOD OF OCTOBER 9, 2008
TO DECEMBER 31, 2008

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value Option for Financial Assets and Financial Liabilities (continued)

Lastly, SFAS 159 requires an entity to provide information that would allow users to understand the effect on earnings of changes in the fair value on those instruments selected for the fair value election. SFAS 159 is effective for fiscal years beginning after November 15, 2007 with early adoption permitted. The Company is continuing to evaluate SFAS 159 and to assess the impact on its results of operations and financial condition if an election is made to adopt the standard.

Noncontrolling Interests in Consolidated Financial Statements

In December 2007, the FASB issued SFAS 160, “Noncontrolling interests in Consolidated Financial Statements – an amendment of ARB No. 51”. This Statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. This Statement is effective for fiscal years beginning on or after December 15, 2008. Early adoption is not permitted. Management is currently evaluating the effects of this statement, but it is not expected to have any impact on the Company’s financial statements.

None of the above new pronouncements has current application to the Company, but may be applicable to the Company’s future financial reporting.

NOTE 3 - STOCKHOLDERS' EQUITY

On October 9, 2008 the Company was formed with one class of common stock, par value $0.001. The Company authorized 75,000,000 shares of common stock.

On October 10, 2008, the Company issued 10,000,000 shares of stock to its sole officer and director for services provided valued at $10,000. In addition, the Company issued on October 21, a total of 2,000,000 shares of its common stock in a private placement memorandum to Derek Carbajal, David Martha, Robert M. Sandovel, Jr. and Nathan Montgomery. Each of the four purchasers received 500,000 shares of stock for the payment of $2,500 in cash. Therefore, the 2,000,000 shares were sold for a total cash amount of $10,000.

Educators Academic Journal, Inc. relied in Section 4(2) of the Securities Act as its exemption from registration when it issued the shares of common stock to Mr. Carbajal, Mr. Martha, Mr. Sandovel and Mr. Montgomery. All the initial shareholders agreed to hold the shares for investment purposes only and to transfer such shares only in a registered offering or in reliance upon an exemption therefrom.

EDUCATORS ACADEMIC JOURNAL, INC.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
FOR THE INCEPTION PERIOD OF OCTOBER 9, 2008
TO DECEMBER 31, 2008

NOTE 4 - GOING CONCERN

As shown in the accompanying financial statements, as is typical of companies going through the development stage, the Company incurred no activity since inception other than the issuance of stock for the period October 9, 2008 (Inception) through December 31, 2008. The Company is currently in the development stage, and there is no guarantee whether the Company will be able to generate enough revenue and/or raise capital to support current operations and generate anticipated sales.  This raises substantial doubt about the Company's ability to continue as a going concern.

Management believes that the Company's capital requirements will depend on many factors including the success of the Company's service development efforts. Management's plans include marketing of their services and establishment of key management personnel to support the business plan. With the business plan being followed, Management believes along with working capital being raised that the operations and sales will make the Company a viable entity over the next twelve months.

The financial statements do not include any adjustments relating to the recoverability or classification of recorded assets and liabilities that might result should the Company be unable to continue as a going concern.

NOTE 5 - NET LOSS PER COMMON SHARE

Net loss per share is calculated in accordance with SFAS No. 128, “Earnings Per Share.” The weighted –average number of common shares outstanding during each period is used to compute basic loss per share. Basic net loss per common share is based on the weighted-average number of share of common stock of Eleven Million Seven Hundred Ten Thousand Eight Hundred Forty Three (11,710,843) outstanding in the development period ending December 31, 2008.

NOTE 6 - PROVISION FOR INCOME TAXES

Deferred income taxes will be determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company's assets and liabilities.  Deferred income taxes will be measured based on the tax rates expected to be in effect when the temporary differences are included in the Company's tax return.  Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

At December 31, 2008, deferred tax assets consist of the following:

Net operating loss carryforwards	$15,096
Less: valuation allowance	(15,096)
$-0-

At December 31, 2008, the Company had $15,096 accumulated deficits during the development stage to offset future taxable income.   The Company has established a valuation allowance equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

EDUCATORS ACADEMIC JOURNAL, INC.

(A DEVELOPMENT STAGE ENTERPRISE)

Unudited Financial Statements

For the Three Months Ended March 31, 2009,

And the Period of October 9, 2008 (Inception) to March 31, 2009

EDUCATORS ACADEMIC JOURNAL, INC.

(A DEVELOPMENT STAGE ENTERPRISE)

Unaudited Financial Statements

For the Three Ended March 31, 2009, and the Period of October 9, 2008 (Inception) to March 31, 2009

EDUCATORS ACADEMIC JOURNAL, INC
(A Development Stage Enterprise)
Balance Sheets

	March 31, 2009	December 31, 2008
	(Unaudited)
ASSETS

Current assets
Cash	$1,190	$546
Receivable from Shareholder	1,120	2,000

Total current assets	2,310	2,546

Other Assets
Organization Costs	358	358

Total assets	$2,668	$2,904

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

Stockholders' (Deficit) Equity
Common stock, $.001 par value; 75,000,000 shares authorized, 12,000,000 shares issued and outstanding at March 31, 2009 and October 31, 2008	12,000	12,000
Additional paid in capital	8,000	8,000
Deficit accumulated during the development stage	(17,332)	(17,096)
Total stockholders' (deficit) equity	2,668	2,904

Total liabilities and stockholders' (deficit) equity	$2,668	$2,904

See accompanying notes to financial statements

EDUCATORS ACADEMIC JOURNAL, INC
(A Development Stage Enterprise)
Statements of Operations

	Three months ended March 31, 2009	From October 9, 2008 (inception) to March 31, 2009

Revenue	$-	$-

Expenses
Administration Fees	69	2,882
Postage	-	100
Bank Service Charges	(34)	-
Professional Fees	200	14,350
Total expenses	235

Net loss	$(235)	$(17,332)

Basic and diluted loss per common share	$(0.00)

Weighted average shares outstanding	12,000,000

 See accompanying notes to financial statements

EDUCATORS ACADEMIC JOURNAL, INC
(A Development Stage Enterprise)
Statements of Cash Flows

	Three months ended March 31, 2009	For the period from October 9, 2008 (inception) to March 31, 2009
Cash flows from operating activities
Net loss	$(235)	$(17,332)
Changes in operating assets and liabilities
Prepaid expenses		-
Receivable from Shareholder	880	(1,120)
Accrued interest	-	-
Net cash used in operating activities	(645)	(18,452)

Cash flows from investing activities
Organization Costs	-	(358)
Net cash used in investing activities	-	(358)

Cash flows from financing activities

Common stock issued for services	-	10,000
Proceeds from sale of stock	-	10,000
Net cash provided by financing activities	-	20,000

Net change in cash	645	1,190

Cash at beginning of period	545	-

Cash at end of period	$1,190	$1,190

Supplemental disclosure of non-cash investing and financing activities:
Issuance of 0 shares of common stock for professional and consulting services	$-	$-

Supplemental cash flow Information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

See accompanying notes to financial statements

EDUCATORS ACADEMIC JOURNAL, Inc.

Notes to Unaudited Financial Statements

For the Three Months Ended March 31, 2009, and the

Period of October 9, 2008 (Inception) to March 31, 2009

NOTE 1 - CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at March 31, 2009 and for all periods presented have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 2008 audited financial statements.  The results of operations for the period ended March 31, 2009 are not necessarily indicative of the operating results for the full year.

NOTE 2 - GOING CONCERN

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

EDUCATORS ACADEMIC JOURNAL, INC.

(A DEVELOPMENT STAGE ENTERPRISE)

Unudited Financial Statements

For the Three Months Ended June 30, 2009,

And the Period of October 9, 2008 (Inception) to June 30, 2009

EDUCATORS ACADEMIC JOURNAL, INC.

(A DEVELOPMENT STAGE ENTERPRISE)

Unaudited Financial Statements

For the Three Ended June 30, 2009, and the Period of October 9, 2008 (Inception) to June 30, 2009

EDUCATORS ACADEMIC JOURNAL, INC
(A Development Stage Enterprise)
Balance Sheets

	June 30, 2009	December 31, 2008

	(Unaudited)
ASSETS

Current assets
Cash	$2,114	$546
Receivable from Shareholder	-	2,000

Total current assets	2,114	2,546

Other Assets
Organization Costs	358	358

Total assets	$2,742	$2,904

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities
Payable to Shareholder	$880	$-
Note Payable	1,500	-

Total current assets	2,380	-

Stockholders' (Deficit) Equity
Common stock, $.001 par value; 75,000,000 shares authorized, 12,000,000 shares issued and outstanding at June 30, 2009 and December 31, 2008	12,000	12,000
Additional paid in capital	8,000	8,000
Deficit accumulated during the development stage	(19,908)	(17,096)
Total stockholders' (deficit) equity	92	2,904

Total liabilities and stockholders' (deficit) equity	$2,742	$2,904

See accompanying notes to financial statements

FFF-1

EDUCATORS ACADEMIC JOURNAL, INC
(A Development Stage Enterprise)
Statements of Operations

	Three months ended June 30, 2009	From October 9, 2008 (inception) to June 30, 2009

Revenue
Interest Income	$17	$17
Expenses
Administration Fees	1,275	4,166
Postage	30	130
Bank Service Charges	38	29
Professional Fees	1,250	15,600
Total expenses	2,593	19,925

Net loss	$(2,576)	$(19,908)

Basic and diluted loss per common share	$(0.00)

Weighted average shares outstanding	12,000,000

See accompanying notes to financial statements

FFF-2

EDUCATORS ACADEMIC JOURNAL, INC
(A Development Stage Enterprise)
Statements of Cash Flows

	Three months ended June 30, 2009	For the period from October 9, 2008 (inception) to June 30, 2009

Cash flows from operating activities
Net loss	$(2,576)	$(19,908)
Changes in operating assets and liabilities
Prepaid expenses		-
Payable to Shareholder	2,000	880
Note Payable	1,500	1,500
Net cash used in operating activities	924	(17,528)

Cash flows from investing activities
Organization Costs	-	(358)
Net cash used in investing activities	-	(358)

Cash flows from financing activities

Common stock issued for services	-	8,000
Proceeds from sale of stock	-	12,000
Net cash provided by financing activities	-	20,000

Net change in cash	924	2,114

Cash at beginning of period	1,190	-

Cash at end of period	$2,114	$2,114

Supplemental disclosure of non-cash investing and financing activities:
Issuance of 0 shares of common stock for professional and consulting services	$-	$-

Supplemental cash flow Information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

FFF-3

EDUCATORS ACADEMIC JOURNAL, Inc.
Notes to Unaudited Financial Statements
For the Three Months Ended June 30, 2009, and the
Period of October 9, 2008 (Inception) to June 30, 2009

NOTE 1 - CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at June 30, 2009 and for all periods presented have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 2008 audited financial statements.  The results of operations for the period ended June 30, 2009 are not necessarily indicative of the operating results for the full year.

NOTE 2 - GOING CONCERN

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

FFF-4

PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Certificate of Formation and Bylaws provide that we shall indemnify our officers or directors against expenses incurred in connection with the defense of any action in which they are made parties by reason of being our officers or directors, except in relation to matters as which such director or officer shall be adjudged in such action to be liable for negligence or misconduct in the performance of his duty. One of our officers or directors could take the position that this duty on our behalf to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to our directors, officers and controlling persons pursuant to our Certificate of Formation, Bylaws, Nevada laws or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers, or control persons, and the successful defense of any action, suit or proceeding) is asserted by such director, officer or control person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering, all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$10
Printing Expenses	$0
Audit/Administrative Fees and Expenses	$2,500
Transfer Agent Fees	$490
TOTAL	$3,000

RECENT SALES OF UNREGISTERED SECURITIES.

On October 10, 2008 Educators Academic Journal, Inc.  Transferred 10,000,000 restricted shares of common stock to Andrew R. Nixon for services valued at $10,000, pursuant to exemptions under Section 4(2) of the Securities Act of 1933.  At the time of the issuance, the founder had fair access to and was in possession of all available material information about our company, as the sole officers and directors of the company. This issuance was offered only to the founder and involved no general solicitation. The shares bear a restrictive transfer legend in accordance with Rule 144 under the Securities Act. The founder is sophisticated in investing. On the basis of these facts, we claim that the issuance of stock to our founding shareholder qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

On October 21, 2008, a Private Placement Memorandum consisting of 500,000 restricted shares of common stock were sold to Derek Carbajal, David Martha, Robert M. Sandovel, Jr. and Nathan Montgomery,  under Regulation D Rule 506 promulgated under the Securities Act and/or Section 4(2) of the Securities Act totaling 2,000,000 for $10,000 in cash. The investors are accredited investors as defined in Rule 501 of Regulation D and the Company filed a Form D.  At the time of the issuance, the investors had fair access to and were in possession of all available material information about our company. The issuance was offered only to these 4 individuals and involved no general solicitation. The shares bear a restrictive transfer legend in accordance with Rule 144 under the Securities Act.

EXHIBITS.

Exhibit No.	Description

3.1	Certificate of Formation of Educators Academic Journal, Inc.
3.2	Bylaws of Educators Academic Journal, Inc.
5.1	Opinion of Abby Ertz, Esq.
23.1	Consent of The Blackwing Group, LLC
23.2	Consent of Abby Ertz, Esq.
99.1	Form of subscription agreement for Common Stock.

II-1

UNDERTAKINGS.

The undersigned registrant hereby undertakes as follows:

(a)	To File, during any period in which it offers or sells securities, a post effective amendment to this registration statement to:

(i)  Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)  Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the for prospectus field with the Commission pursuant to Rule 424(b) if, in the aggregate the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

For purposes of determining any liability under the Securities Act of 1933 to any purchaser each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

II-2

(b)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the  City of Las Vegas, State of Nevada on September 29, 2009.

Educators Academic Journal, Inc.

By:  /s/ Andrew R. Nixon
Andrew R. Nixon
President, Secretary, Treasurer, and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities stated on September 29, 2009.

Signature	Title
/s/ Andrew R. Nixon	President, Secretary, Treasurer, and Director
Andrew R. Nixon	Chief Executive Officer, Chief Financial
Officer, and Chief Accounting Officer